FORM 3, continued

Table II - Derivative Securities Beneficially Owned (*e.g.*, puts, calls, warrants, options, convertible securities), continued

1. Title of Derivate Security (Instr. 4)	2. Date Exercisable and Expiration Date (MM/DD/YYYY)		3. Title and Amount of Securities Underlying Derivative Security (Instr. 4)		4. Conversion or Exercise Price of Derivative Security	5. Ownership Form of Derivative Security: Direct (D) or Indirect (I) (Instr. 5)	6. Nature of Indirect Beneficial Ownership (Instr. 5)
	Date Exercisable	Expiration Date	Title	Amount or Number of Shares			
Stock Option (right to buy)	(2), (15)	08/01/2026	Common Stock	3,125	$114.69	D	
Stock Option (right to buy)	(2), (16)	10/31/2026	Common Stock	6,562	$102.18	D	
Stock Option (right to buy)	(2), (17)	01/30/2027	Common Stock	5,680	$113.18	D	
Stock Option (right to buy)	(2), (18)	01/30/2027	Common Stock	883	$113.18	D	
Stock Option (right to buy)	(2), (19)	05/01/2027	Common Stock	3,125	$124.06	D	

Stock Option (right to buy)	(2), (20)	07/31/2027	Common Stock	3,125	$135.41	D	
Stock Option (right to buy)	(2), (21)	10/30/2027	Common Stock	5,000	$100.97	D	
Stock Option (right to buy)	(2), (22)	01/29/2028	Common Stock	4,032	$103.26	D	
Stock Option (right to buy)	(2), (23)	01/29/2028	Common Stock	968	$103.26	D	
Stock Option (right to buy)	(2), (24)	05/08/2028	Common Stock	10,548	$83.13	D	
Restricted Stock Unit	(25)	(25)	Common Stock	3,000	(26), (27)	D	
Restricted Stock Unit	(28)	(28)	Common Stock	1,563	(26), (27)	D	
Restricted Stock Unit	(29)	(29)	Common Stock	3,281	(26), (27)	D	
Restricted Stock Unit	(30)	(30)	Common Stock	1,563	(26), (27)	D	
Restricted Stock Unit	(31)	(31)	Common Stock	2,500	(26), (27)	D	
Restricted Stock Unit	(32)	(32)	Common Stock	5,357	(26), (27)	D	

Explanation of Responses:

1. The option is immediately exercisable and fully vested.

2. The option was issued pursuant to the Company's 2017 Stock Incentive Plan.

3. The option is immediately exercisable and will vest as follows: 1,875 shares on July 28, 2015 (VESTED); 1,875 shares on July 28, 2016 (VESTED); 1,875 shares on July 28, 2017 (VESTED); and 1,530 shares on July 28, 2018.

4. The option is immediately exercisable and will fully vest on July 28, 2018.

5. The option is immediately exercisable and will vest as follows: 937 shares on October 27, 2015 (VESTED); 937 shares on October 27, 2016 (VESTED); 938 shares on October 27, 2017 (VESTED); and 938 shares on October 27, 2018.

6. The option is immediately exercisable and will vest as follows: 1,250 shares on December 19, 2015 (VESTED); 1,250 shares on December 19, 2016 (VESTED); 1,250 shares on December 19, 2017 (VESTED); and 1,250 shares on December 19, 2018.

7. The option is immediately exercisable and will vest as follows: 937 shares on February 2, 2016 (VESTED); 937 shares on February 2, 2017 (VESTED); 937 shares on February 2, 2018 (VESTED); and 95 shares on February 2, 2019.

8. The option is immediately exercisable and will fully vest on February 2, 2019.

9. The option is immediately exercisable and will vest as follows: 1,250 shares on May 4, 2016 (VESTED); 1,250 shares on May 4, 2017 (VESTED); 1,250 shares on May 4, 2018 (VESTED); and 1,250 shares on May 4, 2019.

10. The option is immediately exercisable and will vest as follows: 1,250 shares on July 27, 2016 (VESTED); 1,250 shares on July 27, 2017 (VESTED); 1,250 shares on July 27, 2018; and 1,250 shares on July 27, 2019.

11. The option is immediately exercisable and will vest as follows: 1,250 shares on November 9, 2016 (VESTED); 1,250 shares on November 9, 2017 (VESTED); 1,250 shares on November 9, 2018; and 1,250 shares on November 9, 2019.

12. The option is immediately exercisable and will vest as follows: 1,250 shares on February 1, 2017 (VESTED); 1,250 shares on February 1, 2018 (VESTED); 1,250 shares on February 1, 2019; and 258 shares on February 1, 2020.

13. The option is immediately exercisable and will fully vest on February 1, 2020.

14. The option is immediately exercisable and will vest as follows: 781 shares on May 2, 2017 (VESTED); 781 shares on May 2, 2018 (VESTED); 781 shares on May 2, 2019; and 782 shares on May 2, 2020.

15. The option is immediately exercisable and will vest as follows: 781 shares on August 1, 2017 (VESTED); 781 shares on August 1, 2018; 781 shares on August 1, 2019; and 782 shares on August 1, 2020.

16. The option is immediately exercisable and will vest as follows: 1,640 shares on October 31, 2017 (VESTED); 1,640 shares on October 31, 2018; 1,641 shares on October 31, 2019; and 1,641 shares on October 31, 2020.

17. The option is immediately exercisable and will vest as follows: 1,640 shares on January 30, 2018 (VESTED); 1,641 shares on January 30, 2019; 1,641 shares on January 30, 2020; and 758 shares on January 30, 2021.

18. The option is immediately exercisable and will fully vest on January 30, 2021.

19. The option is immediately exercisable and will vest as follows: 781 shares on May 1, 2018 (VESTED); 781 shares on May 1, 2019; 781 shares on May 1, 2020; and 782 shares on May 1, 2021.

20. The option is immediately exercisable and will vest as follows: 781 shares on July 31, 2018; 781 shares on July 31, 2019; 781 shares on July 31, 2020; and 782 shares on July 31, 2021.

21. The option is immediately exercisable and will vest as follows: 1,250 shares on October 30, 2018; 1,250 shares on October 30, 2019; 1,250 shares on October 30, 2020; and 1,250 shares on October 30, 2021.

22. The option is immediately exercisable and will vest as follows: 1,250 shares on January 29, 2019; 1,250 shares on January 29, 2020; 1,250 shares on January 29, 2021; and 282 shares on January 29, 2022.

23. The option is immediately exercisable and will fully vest on January 29, 2022.

24. The option is immediately exercisable and will vest as follows: 2,637 shares on May 8, 2019; 2,637 shares on May 8, 2020; 2,637 shares on May 8, 2021; and 2,637 shares on May 8, 2022.

25. The restricted stock units will vest on December 16, 2018. Vested shares will be delivered to the reporting person on the vesting date.

26. The restricted stock units were issued pursuant to the Company's 2017 Stock Incentive Plan.

27. Each restricted stock unit represents a contingent right to receive one share ofthe Company's common stock.

28. The restricted stock units will vest on May 2, 2019. Vested shares will be delivered to the reporting person on the vesting date.

29. The restricted stock units will vest on October 31, 2019. Vested shares will be delivered to the reporting person on the vesting date.

30. The restricted stock units will vest on May 1, 2020. Vested shares will be delivered to the reporting person on the vesting date.

31. The restricted stock units will vest on October 30, 2020. Vested shares will be delivered to the reporting person on the vesting date.

32. The restricted stock units will vest on May 8, 2021. Vested shares will be delivered to the reporting person on the vesting date.